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AXCELLA HEALTH INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Axcella to Hold Virtual-Only 2020 Annual Meeting of Stockholders

CAMBRIDGE, Mass. — May 4, 2020 — Axcella (Nasdaq: AXLA), a clinical-stage biotechnology company focused on leveraging endogenous metabolic modulators (EMMs) to pioneer a new approach for treating complex diseases and improving health, today announced that its 2020 Annual Meeting of Stockholders will be held in a virtual-only format due to the continued public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of its employees, stockholders and community. The previously announced date and time of the meeting, Wednesday, May 20, 2020 at 9:00 a.m. Eastern Time, will not change. The virtual annual meeting can be accessed at the following link: www.meetingcenter.io/253043808. The password for the meeting is AXLA2020.

To log in to the virtual annual meeting, you have two options: join as a “Guest” or join as a “Stockholder.” If you were a stockholder as of the close of business on March 27, 2020, you are eligible to join the virtual annual meeting as a “Stockholder” and have the option to vote your shares or ask questions at the meeting.

To join the virtual annual meeting as a “Stockholder,” you will be required to enter your control number. If you are a registered stockholder, the control number can be found on your proxy card or notice, or in the email you previously received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to obtain a control number. To register, you must submit proof of your proxy power (legal proxy) reflecting your Axcella Health Inc. holdings along with your name and email address to Computershare. Requests for registration should be labeled as “Legal Proxy” and directed to Computershare by forwarding the email from your bank or broker with the legal proxy, or by sending an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m. Eastern Time on Friday, May 15, 2020.

If you do not have your control number, you may attend as a “Guest” but will not have the option to vote your shares or ask questions at the virtual annual meeting.

About Axcella

Axcella is a clinical-stage biotechnology company focused on leveraging endogenous metabolic modulators (EMMs) to pioneer a new approach for treating complex diseases and improving health. The company’s product candidates are comprised of EMMs and their derivatives that are engineered in distinct combinations and ratios to simultaneously impact multiple biological pathways. Axcella’s pipeline includes lead therapeutic candidates for non-alcoholic steatohepatitis (NASH) and the prevention of in risk of overt hepatic encephalopathy (OHE) recurrence. Additional muscle- and blood-related programs are in earlier-stage development. For more information, please visit www.axcellahealth.com.

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Company/Investor Contact	Media Contact
Jason Fredette	Azeem Zeekrya
jfredette@axcellahealth.com	HDMZ
857.320.2236	azeem.zeekrya@hdmz.com
312-506-5244